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12892 Garrett Highway Oakland, MD 21550	1-888-692-2654 MyBank.com

May 21, 2020

Dear Fellow Shareholders,

First United’s 2020 Annual Meeting of Shareholders to be held on June 11, 2020 is a pivotal time for us and your vote will have a significant impact on the future of our Bank and your investment in it. You will have an important choice to make and we humbly ask that you vote for our highly qualified and independent director nominees: John W. McCullough; John F. Barr, Brian R. Boal; and Marisa A. Shockley. All three directors have relevant experience, strong local business and community connections, and are part of the Company’s Board of Directors that has overseen the execution of a strategy that has delivered results for First United shareholders.

But don’t just take our word for it. Enclosed you will find a letter of support for First United received from Donald Moran and Lloyd Green – two long-standing shareholders who represent a combined ownership of over five percent of our common stock. They know our bank, and we believe their letter articulates the value First United delivers to our shareholders and customers.

Thank you for your continued trust in First United and for your investment.

Sincerely,

The Board of Directors of First United Corporation

May 8, 2020

Mr. John W. McCullough

Independent Lead Director

First United Corporation

19 South Second Street

Oakland, Maryland 21550

Dear John,

As you know, we have had a close association with First United Corporation for decades. We have firsthand knowledge and understanding of the bank, its strategy, the management team and the board. We are proud to have previously served as directors of the Bank or an acquired Bank, and are just as proud to be long-standing customers of the bank and members of the communities First United serves. Most importantly, we are long-term First United shareholders, including shares we have handed down over the years as a legacy to our children and our grandchildren. Today, the two of us and our respective families, in the aggregate, hold approximately 5.4% of First United stock. As material stakeholders, we have a deep interest in the bank, its role in the community and its continued future success.

In recent months, we have seen with growing interest and alarming concern the public communications from Driver Management. We have read, examined and given much thought to the opinions Driver has expressed on the future direction of First United. To state it very clearly: we do not agree with, support, or share these views in the slightest. Consequently, we will be voting all of our shares in support of all of First United’s board nominees at the upcoming annual meeting.

In our assessment, First United will continue delivering best value for its shareholders, customers and employees, as well as other parties truly invested in the bank’s future, by continuing its current path of growth and profitability, which has already equated to improved shareholder value, from increases in both the stock price and dividends. This goes to the very heart of a community bank’s mission: to fulfill the long-term interest of its shareholders through understanding and supporting the local people who depend on it to support their jobs, businesses, homes, families and financial security, and not by acting as merely a springboard to quick profits for other self-serving parties.

Over the past several years, we have seen First United successfully meet that mission under the current management and board. To disrupt that leadership, especially in the current economic environment, would only undercut the team’s ability to continue to identify and hire the best local talent, develop key new relationships and further grow the business, understand the bank’s markets and carry out the business initiatives that best meet customers’ needs.

Rather than abandoning the roots it comes from, First United must remain a pillar to the community during this time - now more than ever. In our view, to do otherwise would be a detriment to all those with an interest in First United’s lasting well-being. We appreciate your ongoing engagement with us during this time. We support you and your team and wish them continued success ahead.

Sincerely,

Donald E. Moran

Lloyd L. Green

cc:	John Barr

M. Kathryn Burkey

Brian Boal

Robert W. Kurtz

Elaine McDonald

Carissa Rodeheaver

Gary Ruddell

I. Robert Rudy

Marisa Shockley

H. Andrew Walls

ABOUT FIRST UNITED CORPORATION

First United Corporation is the parent company of First United Bank & Trust, a Maryland trust company with commercial banking powers, and two statutory trusts that were used as financing vehicles. The Bank has four wholly-owned subsidiaries: OakFirst Loan Center, Inc., a West Virginia finance company; OakFirst Loan Center, LLC, a Maryland finance company; First OREO Trust, a Maryland statutory trust that holds and services real estate acquired by the Bank through foreclosure or by deed in lieu of foreclosure; and FUBT OREO I, LLC, a Maryland company that likewise holds and services real estate acquired by the Bank through foreclosure or by deed in lieu of foreclosure. The Bank also owns 99.9% of the limited partnership interests in Liberty Mews Limited Partnership; a Maryland limited partnership formed for the purpose of acquiring, developing and operating low-income housing units in Garrett County, Maryland. The Corporation’s website is www.mybank.com.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements do not represent historical facts, but are statements about management’s beliefs, plans and objectives about the future, as well as its assumptions and judgments concerning such beliefs, plans and objectives. These statements are evidenced by terms such as “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” and similar expressions. Although these statements reflect management’s good faith beliefs and projections, they are not guarantees of future performance and they may not prove true. These projections involve risk and uncertainties that could cause actual results to differ materially from those addressed in the forward-looking statements. For a discussion of these risks and uncertainties, see the section of the periodic reports that First United Corporation files with the Securities and Exchange Commission (the “SEC”) entitled “Risk Factors”.

IMPORTANT ADDITIONAL INFORMATION

First United, its directors and certain of its executive officers will be deemed to be participants in the solicitation of proxies from First United’s shareholders in connection with the Annual Meeting. First United has filed a definitive proxy statement and a BLUE proxy card with the SEC in connection with any such solicitation of proxies from First United shareholders. SHAREHOLDERS OF FIRST UNITED ARE STRONGLY ENCOURAGED TO READ SUCH PROXY STATEMENT, ACCOMPANYING BLUE PROXY CARD AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY AS THEY CONTAIN IMPORTANT INFORMATION. Information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, are set forth in the definitive proxy statement and other materials filed with the SEC in connection with the Annual Meeting. Shareholders can obtain the definitive proxy statement, any amendments or supplements to the proxy statement and other documents filed by First United with the SEC at no charge at the SEC’s website www.sec.gov. Copies are also available at no charge at First United’s website at http://investors.mybank.com/.